     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 1, 2002

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                             ---------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                      ANNUITY AND LIFE RE (HOLDINGS), LTD.
             (Exact name of Registrant as Specified in Its Charter)
                             ---------------------

                        BERMUDA                                               NOT APPLICABLE
            (State or other jurisdiction of                       (I.R.S. Employer Identification Number)
            Incorporation or Organization)
                   CUMBERLAND HOUSE                                       CT CORPORATION SYSTEMS
                   1 VICTORIA STREET                                           1633 BROADWAY
               HAMILTON, HM AX, BERMUDA                                  NEW YORK, NEW YORK 10019
                    (441) 296-7667                                            (212) 664-1666
  (Address, Including Zip Code, and Telephone Number,        (Name, Address, Including Zip Code, and Telephone
    Including Area Code, of Registrant's Principal          Number, Including Area Code, of Agent for Service)
                   Executive Offices)

                             ---------------------

                                    COPY TO:

                        F. DOUGLAS RAYMOND III, ESQUIRE
                           DRINKER BIDDLE & REATH LLP
                    ONE LOGAN SQUARE, 18TH & CHERRY STREETS
                     PHILADELPHIA, PENNSYLVANIA 19103-6996
                                 (215) 988-2700

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
                                                                   PROPOSED
                   TITLE OF EACH CLASS OF                     MAXIMUM AGGREGATE        AMOUNT OF
                SECURITIES TO BE REGISTERED                   OFFERING PRICE(1)       REGISTRATION
------------------------------------------------------------------------------------------------------
Debt Securities(2)..........................................   $200,000,000(2)          $18,400
------------------------------------------------------------------------------------------------------
Total.......................................................          $                 $18,400
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

(1) Exclusive of accrued interest and estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

(2) Or, if any debt securities are issued at an original issue discount, such greater amount as shall result in an aggregate public offering price of $200,000,000.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE HAVE FILED A REGISTRATION STATEMENT RELATING TO THESE SECURITIES WITH THE SECURITIES AND EXCHANGE COMMISSION. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED MARCH 1, 2002

                                  $200,000,000

                                     (LOGO)

                      ANNUITY AND LIFE RE (HOLDINGS), LTD.
                                DEBT SECURITIES

                             ---------------------

     We may from time to time offer, issue and sell our debt securities.

     The form in which we will issue the securities, their specific designation, aggregate principal amount or aggregate initial offering price, maturity, rate and times of payment of interest, if any, redemption, and sinking fund terms, if any, and other specific terms will be described in a supplement to this prospectus, together with the terms of the offering of such securities.

     The securities we offer may involve a high degree of risk. The risks associated with an investment in our company and the particular securities will be described in the prospectus supplement.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

     No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or the accompanying prospectus supplement and, if given or made, the information or representation must not be relied upon as having been authorized.

                The date of this prospectus is           , 2002.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to an aggregate total public offering price of $200,000,000. This prospectus provides you with a general description of the securities we may offer and may not apply to each offering of securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent information differs from this prospectus, as supplemented, you should rely on the different information in the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described in Where You Can Find More Information.

     You should rely only on the information we include or incorporate by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. The information contained in this prospectus or the applicable prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of this prospectus or the applicable prospectus supplement or of any sale of our securities, and you should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any other date.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains or incorporates by reference certain statements and information that are "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may include, but are not limited to, projections of earnings, revenues, income or loss, capital expenditures, plans for future operations and financing needs or plans, as well as assumptions relating to the foregoing. The words "expect," "intend," "project," "estimate," "predict," "anticipate," "believes," and similar expressions are also intended to identify forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements, which speak only as of the date on which they were made. We assume no obligation to update any forward-looking statement to reflect actual results or changes in or additions to the factors affecting such forward-looking statements.

     The factors that could affect forward-looking statements include, but are not limited to:

     - general economic and business conditions that may impact reinsurance in our current and planned markets;

     - market conditions and timing of sales of investment securities;

     - changes in interest rate levels and the liquidity of certain securities;

     - changes in laws and government regulations applicable to our company;

     - regulatory action and receipt of regulatory approvals (e.g. insurance and securities regulation);

     - the ability of the company to successfully implement its operating strategies;

     - material changes in the level of the company's operating expenses;

     - material changes in mortality, morbidity and claims experience; and

     - material changes in persistency;

     - the success of our clients;

     - competitive factors and competitor's responses to our initiatives;

     - stability of government and economies in the foreign markets in which we operate;

     - acceptance in the market of our reinsurance products;

     - loss of key executives;

     - Act of God (e.g. hurricanes, earthquakes and storms) or terrorist attacks and their effects; and

     - the effects of an acquisition and the possible difficulty in assimilating personnel and operations of the acquired company.

     Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. We operate in a rapidly changing and competitive environment. New risk factors emerge from time to time and it is not possible for management to predict all risk factors that will affect our company. You should review the prospectus supplement for any new or updated risk factors. Some of these risks and uncertainties may have increased as a result of the impact of the September 11, 2001 terrorist attacks. Given those risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

                      ANNUITY AND LIFE RE (HOLDINGS), LTD.

     The following summary highlights selected information regarding Annuity and Life Re (Holdings), Ltd. It does not contain all of the information that is important to you. You should carefully read this entire prospectus and any prospectus supplement, together with the other documents to which this prospectus and any prospectus supplement refers you. In addition, you should carefully consider the factors set forth under the caption "Risk Factors" in the applicable prospectus supplement. When used in this prospectus, the terms "our company," "we," "our," "ours" and "us" refer to Annuity and Life Re (Holdings), Ltd. and, unless the context otherwise indicates, its subsidiaries.

     We are a holding company providing annuity and life reinsurance to select insurers and reinsurers through our wholly-owned subsidiaries: Annuity and Life Reassurance, Ltd., which is licensed under the insurance laws of Bermuda as a long term insurer and Annuity and Life Re America, Inc., an insurance holding company based in the United States and its subsidiary, Annuity and Life Reassurance America, Inc., a life insurance company authorized to conduct business in 43 states of the United States.

     The business of reinsurance generally consists of reinsurers, such as our company, entering into contractual arrangements (known as treaties) with primary insurers (known as ceding companies) whereby the reinsurer agrees to indemnify the ceding company for all or a portion of the risks associated with the underlying insurance policy in exchange for a reinsurance premium payable to the reinsurer. Reinsurers also may enter into retrocessional reinsurance arrangements with other reinsurers, which operate in a manner similar to the underlying reinsurance arrangement described above. Under retrocessional reinsurance arrangements, the reinsurer shifts a portion of the risk associated with the underlying insurance policy to the retrocessionaires.

     Our major product lines are traditional life reinsurance and annuity reinsurance, which cover the following categories of risks: (1) mortality, (2) investment, (3) lapsation, (4) interest rate and (5) expense. We write reinsurance predominantly on a direct basis with primary life insurance companies.

     We were incorporated in 1997 under the laws of Bermuda. Our principal executive offices are located at Cumberland House, 1 Victoria Street, Hamilton, HM AX, Bermuda and our telephone number is (441) 296-7667.

                                  RISK FACTORS

     Investing in our securities involves risk. The prospectus supplement applicable to each series of securities we offer will contain a discussion of risks applicable to an investment in the securities that we are offering under that prospectus supplement. Before making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption "Risk Factors" in the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus.

                                USE OF PROCEEDS

     Unless the applicable prospectus supplement for a particular issuance of securities states otherwise, the net proceeds we receive from the sale of the securities offered by this prospectus will be used for general corporate purposes, which may include:

     - working capital and general corporate purposes;

     - repaying indebtedness that we may incur from time to time; and

     - financing potential business acquisitions that we may consider from time to time.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following are our consolidated ratios of earnings to fixed charges for the periods indicated:

                                                YEAR ENDED DECEMBER 31,
                                  ----------------------------------------------------
                                    2001       2000       1999       1998       1997
                                  --------   --------   --------   --------   --------
Ratio of earnings to fixed
  charges.......................

     We have computed the foregoing ratios by dividing (i) income from continuing operations before income taxes, plus fixed charges and capitalized interest by (ii) fixed charges. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred financing costs), capitalized interest and the portion of operating lease rental expense that is representative of the interest factor (deemed to be one-third of operating lease rentals). Because we had no outstanding preferred shares during any of the periods presented, the ratio of earnings to fixed charges is the same as the ratio of earnings to combined fixed charges and preferred shares dividends for each of the periods presented.

                     GENERAL DESCRIPTION OF DEBT SECURITIES

     We may offer and sell our debt securities from time to time. The debt securities offered by this prospectus may be offered in amounts, at prices and on terms to be determined at the time of the offering. The aggregate offering price of the debt securities offered by us under this prospectus will not exceed $200,000,000.

     The following is a general description of the debt securities which we may issue from time to time. The particular terms relating to each debt security will be set forth in a prospectus supplement.

     The debt securities will be our direct obligations. Unless otherwise described in the prospectus supplement relating to that series, the debt securities will rank equally with all of our other senior and unsubordinated debt. The debt securities will be issued under an indenture, which will be qualified under the Trust Indenture Act of 1939.

     Since a significant part of our operations are conducted through our reinsurance subsidiaries, a significant portion of our cash flow, and consequently, our ability to service debt, including the debt securities, is dependent upon the earnings of those subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or other transfers, supplemented with borrowings. Our insurance subsidiaries may only declare and pay dividends to us if they are permitted to do so under the insurance laws and regulations of the jurisdictions where they are domiciled.

     Some of our subsidiaries may finance their operations by borrowing from external creditors; lending agreements between some of the operating subsidiaries and external creditors may restrict the amount of net assets available for cash dividends and other payments to us.

     In addition, holders of our debt securities will have a junior position to claims of creditors of our subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders. Any of our claims as the creditor of our subsidiary would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary which is senior to that held by us.

     Each series of the debt securities will be issued under an indenture between us and Citibank, N.A., as trustee.

     We have summarized below the material provisions of the indenture. The summary is not complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of indenture, which is filed as an exhibit to the registration statement. You should read the indenture for provisions that may be important to you. The indenture for a particular issuance of securities may contain other provisions, which will be described in the applicable prospectus supplement.

TERMS APPLICABLE TO THE DEBT SECURITIES

     Ranking of Debt Securities. Unless otherwise described in the prospectus supplement relating to a particular series, the debt securities will constitute part of our senior debt and rank equally with all our other debt, except that it will be senior to any senior subordinated debt and subordinated debt.

     No limit on debt amounts. The indenture does not limit the amount of debt which can be issued under the indenture. These amounts are set from time to time by our board of directors.

     Prospectus Supplements. The applicable prospectus supplement will contain the specific terms for the debt securities and the related offering including, with respect to each series of debt securities, some or all of the following:

     - title and form of the securities;

     - offering price;

     - any limit on the amount that may be issued;

     - maturity date(s);

     - interest rate or the method of computing the interest rate;

     - dates on which interest will accrue, or how the dates will be determined, the interest payment dates and any related record dates;

     - the place or places where debt securities may be surrendered for registration of transfer or for exchange, where notices and demands to or upon us in respect of the debt securities and the indentures may be served and where notices to holders will be published;

     - terms and conditions on which the debt securities may be redeemed, in whole or in part, at our option;

     - date(s), if any, on which, and the price(s) at which we are obligated to redeem, or at the holder's option to purchase, in whole or in part, the debt securities and related terms and provisions;

     - details of any required sinking fund payments;

     - the currency or currencies in which the debt securities will be denominated or payable, if other than U.S. dollars;

     - any index, formula or other method by which payments on the debt securities will be determined, and any special voting or defeasance provisions in connection with a determination, if the amount of payments are to be determined with reference to an index, formula or other method;

     - the persons to whom payments of interest will be made;

     - any provisions granting special rights to holders when a specified event occurs;

     - any changes to or additional events of default or covenants;

     - any special tax implications of the debt securities; including under what circumstances, if any, and with what procedures and documentation we will pay additional amounts on the debt securities held by a non-U.S. person in respect of taxes, assessments or similar charges withheld or deducted and, if so, the terms related to any option we will have to redeem those debt securities rather than pay those additional amounts;

     - whether or not the debt securities will be issued in global form and who the depository will be;

     - any restrictions on the registration, transfer or exchange of the debt securities;

     - whether the debt securities are secured or unsecured, and if secured, the amount and form of the security and related terms;

     - subordination terms of any senior subordinated debt securities and subordinated debt securities; and

     - any other terms that are not inconsistent with the indenture applicable to a series of debt securities, including any terms which may be required by or advisable under United States or Bermuda laws or regulations or advisable (as determined by us) in connection with the marketing of that series of debt securities.

     Unless otherwise indicated in an applicable prospectus supplement relating to debt securities, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange, other than exchanges not involving any transfer, like the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is redeemed or purchased in part.

     A series of debt securities may be issued under the indenture as original issue discount securities, which are securities that are offered and sold at a discount from their stated principal amount. In addition, debt securities offered and sold at their stated principal amount may under some circumstances, pursuant to applicable Treasury Regulations, be treated as issued at an original issue discount for federal income tax purposes. Federal income tax consequences and other special considerations applicable to any such original issue discount securities (or other debt securities treated as issued at an original issue discount) will be described in the prospectus supplement relating to those securities.

     Covenants.  We will agree in the indenture to:

     - pay the principal, interest and any premium on the debt securities when due;

     - maintain an office or agency in New York City, where debt securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon us in respect of the debt securities and the indenture may be served;

     - prepare and file or deliver certain reports, as more fully specified in the indenture, with the trustee under the indenture, the SEC, and/or registered holders of debt securities, as the case may be;

     - deliver to the trustee under the indenture, as more fully specified in the indenture, officers' certificates relating to our compliance under the indenture and the occurrence of any default or event of default under the indenture;

     - file with the trustee under the indenture and the SEC, in accordance with, and as may be required by, the rules and regulations prescribed from time to time by the SEC, additional information, documents and reports with respect to compliance by our company with the conditions and covenants provided for in the indenture;

     - unless our board of directors determines that it is no longer desirable in the conduct of our business and our significant subsidiaries, taken as a whole, and that there will be no adverse impact in any material respect to the holders of debt securities, subject to those exceptions as more fully specified in the indenture, do or cause to be done all things necessary to preserve and keep in full force and effect:

      - our corporate existence, and the corporate, partnership or other existence of each of our significant subsidiaries, in accordance with their respective organizational documents;

      - the rights, licenses and franchises of us and certain of our subsidiaries; and

     - not at any time seek application of any applicable stay, extension or usury law that may affect the covenants or the performance under the indenture.

     Consolidation, Merger and Sale of Assets. We will not consolidate with or merge into any other corporation or transfer all or substantially all of our assets unless:

     - we are the surviving corporation; or

     - the successor or surviving entity assumes all of our obligations under the debt securities and the indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the trustee under the indenture; and

     - immediately after we consolidate or merge, no event of default and no event which, after notice or lapse of time, or both, would become an event of default, will have happened and be continuing.

     Upon any consolidation, merger or transfer, the successor will be substituted for us under the indenture and we will be relieved of all obligations and covenants under the indenture and the debt securities, but we will not be relieved of the obligation to pay the principal of and interest on the debt securities, except in the case of a sale of all of our assets that meets the requirements stated in the immediately preceding paragraph.

     Satisfaction and Discharge. Upon our request, the indenture will no longer be effective with respect to any series for almost all purposes if either:

     - all outstanding securities of that series have been delivered to the trustee for cancellation and we have paid all sums payable in respect of that series; or

     - the only securities which are still outstanding have, or within one year will, become due and payable or are to be called for redemption, we have deposited with the trustee funds which are sufficient to make all future payments, no default or event of default will have occurred and be continuing on the date of that deposit and that deposit will not result in a breach of any other instrument by which we are bound, we have paid all other sums payable in respect of that series, and we have delivered to the trustee a certificate and opinion of counsel that all conditions precedent to satisfaction and discharge have been fulfilled.

     Legal Defeasance and Covenant Defeasance. Under the indenture, we may elect with respect to a series of debt securities at our option and subject to the satisfaction of the conditions described below, either:

     - to be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of the applicable series and to have satisfied all of our other obligations under the debt securities of the applicable series and under the provisions of the indenture, which we refer to as legal defeasance; or

     - to be released from some of our obligations under the indenture, which we refer to as covenant defeasance.

     We can exercise legal or covenant defeasance if we put in place the following arrangements:

     - we must irrevocably deposit with the indenture trustee (or another trustee meeting certain eligibility requirements and agreeing to be bound by the applicable provisions of the indenture), in trust, for the benefit of the holders of the applicable series of debt securities:

      - cash in United States dollars,

      - non-callable and non-redeemable direct obligations of the United States of America or of an agency or instrumentality controlled or supervised by the United States of America, in each instance, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America; or

      - a combination of the foregoing, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, interest and premium, if any, on the outstanding debt securities of the applicable series on their stated maturity or applicable redemption date, as the case may be, and any mandatory sinking fund payments applicable to that particular series of the debt securities on the day on which the payments are due;

     - we must deliver to the trustee an opinion of counsel confirming that the holders of the outstanding securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance;

     - no default or event of default shall have occurred and be continuing on the date of the deposit of the amounts to be held in trust for the benefit of the holders (other than a default or event of default resulting from the borrowing of funds to be applied to the deposit) or in the case of any insolvency-related defaults, at any time in the period ending on the 91st day after the date of the deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws which apply to the deposit by us); and

     - we must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to legal defeasance or covenant defeasance, as the case may be, have been complied with.

     After satisfying the conditions for legal defeasance, the applicable debt securities will be deemed outstanding only for limited purposes as more fully set forth in the indenture. After legal defeasance, the holders of outstanding debt securities will have to rely solely on the deposits we make to the trust for repayment on the debt securities.

     After satisfying the conditions for covenant defeasance, the debt securities of the applicable series will be deemed not outstanding for the purposes of the covenants from which we have been released, but will continue to be deemed outstanding for all other purposes under the indenture.

     The applicable prospectus supplement may further describe additional provisions, if any, permitting legal defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

     Modifications and Amendments. Except as provided below, or more fully specified in the indenture, the indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all series of debt securities affected by the amendment or supplement, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding debt securities of all series affected by the waiver, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the indenture. However, some amendments or waivers require the consent of each holder of any debt security affected. Without the consent of each holder, an amendment or waiver may not:

     - reduce the principal amount of the debt securities of any series whose holders must consent to an amendment, supplement or waiver;

     - reduce the principal or change the fixed maturity of the principal of, premium, if any, or mandatory sinking fund obligation, if any, of any debt securities of any series or alter the provisions with respect to the redemption of the debt securities;

     - reduce the rate, or change the time for payment, of interest, including default interest, on any debt security of any series;

     - waive a default or event of default in the payment of principal of, or interest or premium on, the debt securities of any series, except a rescission of acceleration of the debt securities by the holders of a majority in aggregate principal amount of the debt securities of any series and a waiver of the payment default that resulted from that acceleration;

     - make any debt security of any series payable in currency other than that stated in the debt securities of that series;

     - make any change in the provisions of the indenture relating to waivers of past defaults or the rights of the holders of debt securities to receive payments of principal of or interest or premium on the debt securities;

     - waive a redemption payment with respect to any debt security;

     - make any change in the right of any holders of debt securities regarding waivers of defaults or impair or affect the right of any holder of a debt security of any series to receive payment of principal, premium, if any, and interest on that security on or after the due date expressed in that security or to bring suit for the enforcement of any payment on or after the due date; or

     - make any change in the above amendment and waiver provisions.

     We and the trustee under the indenture may amend or supplement the indenture or the debt securities issued thereunder without the consent of any holder:

     - to evidence the succession of another person to us, or successive successions, and the assumption by the successors of our covenants, agreements and obligations under the indenture;

     - to add other covenants, restrictions or conditions for the protection of the holders of all or any series of debt securities;

     - to add events of default;

     - to provide for the issuance of debt securities in coupon form and to provide for exchangeability of those debt securities under the indenture in fully registered form;

     - to provide for the issuance of and to establish the form, terms and conditions of debt securities of any series;

     - to evidence and provide for the acceptance of appointment by a successor trustee and to add or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

     - to cure any ambiguity, or to correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect under that indenture; or

     - to make any change that does not adversely affect the rights of any holder.

     Events of default. The following are events of default under the debt securities:

     - we fail to pay the principal, any premium, if any, or any sinking fund payment, on any debt securities of that series when due;

     - we fail to pay interest on any debt securities of that series within 30 days following the due date;

     - we fail to observe or perform any other covenant, representation, warranty or other agreement in the indenture applicable to that series and that failure continues for 60 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of all series affected by that failure;

     - certain events of bankruptcy or insolvency occur, whether voluntary or not; and

     - we participate in a merger or consolidation, or sell our assets, in violation of the provisions of the indenture.

     The prospectus supplement for a particular series may describe additional or different events of default that apply to that series. An event of default with respect to one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.

     If a default or an event of default occurs and is continuing, and if a responsible officer of the trustee under the indenture has actual knowledge thereof, the trustee will mail to the holders of debt securities of the affected series a notice to that effect within 90 days after it occurs. Except in the case of a default in the payment of principal or interest, the trustee under the indenture may withhold notice if and so long as a committee of the trustee's responsible officers in good faith determines that withholding the notice is in the interests of the holders.

     If an event of default with respect to one or more series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare the principal of, premium, if any, and accrued and unpaid interest of all the debt securities of those series to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding debt securities of all series covered by such declaration may annul or rescind the declaration.

     The indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

     The holders of a majority in principal amount of the outstanding debt securities of all series with respect to which an event of default occurs and is continuing, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:

     - the direction cannot conflict with any rule or the indenture;

     - the trustee may take any other action deemed proper by the trustee which is not inconsistent with the direction; and

     - the trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the holders of the debt securities not joining in the action.

     A holder may pursue a remedy directly under the indenture or the series of debt securities, but before doing so, the following must occur:

     - the holder must give to the trustee written notice that an event of default has occurred and is continuing;

     - the holders of at least 25% in principal amount of the then outstanding debt securities of all affected series, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

     - the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

     - the trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and

     - during the 60 day period, the holders of a majority in principal amount of the then outstanding debt securities of all those series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

     However, holders have an absolute right to receipt of principal, premium, if any, and interest on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of debt securities to bring suit for the enforcement of any payments of principal, premium, if any, and interest on debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.

     The holders of a majority in principal amount of the debt securities then outstanding of all affected series, treating all such series as a single class, may by notice to the trustee on behalf of all holders of the debt securities of such series waive any past defaults, except:

     - a continuing default in payment of the principal of, premium, if any, or interest on, or any sinking fund payment on, debt securities of the series; and

     - a continuing default in respect of a covenant or provision of the indenture which cannot be amended or modified without the consent of each holder of debt securities affected.

     We will periodically file statements with the trustee regarding our compliance with covenants in the indenture.

     Information Concerning the Trustee. The prospectus supplement with respect to particular debt securities will describe any relationship that we may have with the trustee for the debt securities offered. We and some of our subsidiaries and affiliates may also maintain bank accounts, borrow money and have other customary banking or investment banking relationships with the trustee, or its affiliates, in the ordinary course of business.

     Form, Exchange, Transfer. Unless otherwise specified in the prospectus supplement, debt securities will be issued in registered form without coupons. They may also be issued in global form with accompanying book-entry procedures as outlined below.

     A holder of debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and with the same terms and aggregate principal amount. They are transferable at the corporate trust office of the trustee or at any transfer agent designated by us for that purpose. No charge will be made for any such exchange or transfer except for any tax or governmental charge related to such exchange or transfer, other than exchanges not involving any transfer such as the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is redeemed or purchased in part.

     Global Securities. The registered debt securities may be issued in the form of one or more fully registered global securities that will be deposited with and registered in the name of a depositary or with a nominee for a depositary identified in the prospectus supplement.

     The specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement.

     Ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security ("participants") or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the principal amounts of the debt securities represented by the registered global security beneficially owned by such participants. Ownership of beneficial interests in such registered global security will be shown on, and the transfer of such ownership interests will be effected, only through records maintained by the depositary for such registered global security or on the records of participants for interests of persons holding through participants.

     So long as the depositary for a registered global security, or its nominee, is the registered owner of a registered global security, the depositary or the nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes. Except as set forth below, owners of beneficial interests in a registered global security will not:

     - be entitled to have the debt securities represented by such registered global security registered in their names;

     - receive or be entitled to receive physical delivery of such debt securities in definitive forms; and

     - be considered the owners or holders of the debt securities.

     Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for such registered global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to take any action which a holder is entitled to take under the indenture, the depositary would authorize the participants holding the relevant beneficial interests to take such action, and such participants would authorize beneficial owners owning through such participants to take such action.

     Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such registered global security. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such registered global security.

     We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal, premium or interest will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such registered global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such a registered global security held by the participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name."

     We may at any time determine not to have any of the debt securities of a series represented by one or more registered global securities and, in such event, will issue debt securities of such series in definitive form in exchange for all of the registered global security or securities representing such debt securities. Any debt securities issued in definitive form in exchange for a registered global security will be registered in such name or names as the depositary shall instruct the relevant trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such registered global security.

     If provided in a prospectus supplement relating to a series of debt securities, the debt securities of that series may also be issued in the form of one or more global securities that will be deposited with a common depositary for Euroclear and Clearstream Bank, or with a nominee for such depositary identified in the prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the prospectus supplement.

                              PLAN OF DISTRIBUTION

     We may sell the securities being offered hereby in any of, or any combination of, the following ways: directly to purchasers; through agents; through underwriters; and/or through dealers.

     Offers to purchase the securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities under this prospectus will be named, and any commissions payable by us to these agents will be set forth, in a related prospectus supplement. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

     If the securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the related prospectus supplement. That prospectus supplement and this prospectus will be used by the underwriters to make resales of the securities. If underwriters are used in the sale of any securities in connection with this prospectus, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices.

     Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are used in the sale of securities, unless otherwise indicated in a related prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to some conditions precedent and that the underwriters with respect to a sale of these securities will be obligated to purchase all such securities if any are purchased.

     If we use a dealer in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement relating to those offers and sales.

     We may also directly solicit offers to purchase securities and those sales may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those securities. The terms of any sales of this type will be described in the prospectus supplement.

     If so indicated in a related prospectus supplement, we may authorize agents or underwriters to solicit offers by some types of institutions to purchase securities from us at the public offering price set forth in a related prospectus supplement as part of delayed delivery contracts providing for payment and delivery on the specified date or dates stated in a related prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in a related prospectus supplement. A commission indicated in a related prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us.

     Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against some liabilities, including liabilities under the Securities Act, or to contributions with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof.

     Agents, underwriters and dealers may engage in transactions that stabilize, maintain or otherwise affect the price of the securities being offered, including over-allotment, stabilizing and short-covering transactions in such securities, and the imposition of a penalty bid, in connection with the offering.

     Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us in the ordinary course of our business.

                                 LEGAL MATTERS

     Unless otherwise indicated in the applicable prospectus supplement, the validity of the debt securities will be passed upon by Drinker Biddle & Reath LLP.

                                    EXPERTS

     Our financial statements and financial statement schedule as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000 have been incorporated by reference in this prospectus and elsewhere in the registration statement in reliance upon the report of KPMG, independent accountants, upon the authority of that firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the securities that we are offering by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Certain items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Annuity & Life Re and the securities offered by this prospectus, we refer you to the registration statement and the exhibits and any schedules filed with the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference.

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file, including the registration statement, at the SEC's Public Reference Room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices located at 233 Broadway, New York, New York 10279 and at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, IL 60661. For further information on the operation of the Public Reference Room, you may call the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also inspect our SEC filings at the New York Stock Exchange, the exchange on which our common shares are listed, at 20 Broad Street, 7th Floor, New York, New York 10005.

     The SEC allows us to "incorporate by reference" the information in documents that we file with them. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information in documents that we file after the date of this prospectus and before the termination of the offering contemplated by this prospectus automatically will update and supersede information in this prospectus. We incorporate by reference the following and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities offered by this prospectus:

          1. Our Annual Report on Form 10-K for the year ended December 31,
     2000.

          2. Our definitive proxy statement for our Annual Meeting of Shareholders held on April 26, 2001.

          3. Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001.

          4. Our Current Report on Form 8-K dated January 16, 2002.

     We will provide without charge, upon written or oral request, to each person to whom this prospectus is delivered, a copy of any or all of the documents described above that have been or may be incorporated by reference in this prospectus but not delivered with this prospectus. Such request should be directed to: John F. Burke, Chief Financial Officer, Annuity & Life Re, Cumberland House, 1 Victoria Street, Hamilton, HM AX, Bermuda.

             ------------------------------------------------------
             ------------------------------------------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS
ACCURATE ONLY AS OF           , 2002. YOU SHOULD NOT ASSUME THAT THIS PROSPECTUS
IS ACCURATE AS OF ANY OTHER DATE.

                             ---------------------

                               TABLE OF CONTENTS

                                           PAGE
                                           ----
ABOUT THIS PROSPECTUS....................    1
FORWARD-LOOKING STATEMENTS...............    1
ANNUITY AND LIFE RE (HOLDINGS), LTD......    3
RISK FACTORS.............................    3
USE OF PROCEEDS..........................    3
RATIO OF EARNINGS TO FIXED CHARGES.......    4
GENERAL DESCRIPTION OF DEBT SECURITIES...    4
PLAN OF DISTRIBUTION.....................   12
LEGAL MATTERS............................   13
EXPERTS..................................   13
WHERE YOU CAN FIND MORE INFORMATION......   14

             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------

                                     [LOGO]

                      ANNUITY AND LIFE RE (HOLDINGS), LTD.

                                  $200,000,000

                                DEBT SECURITIES
                           -------------------------

                                   PROSPECTUS
                           -------------------------
                                          , 2002

             ------------------------------------------------------
             ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses payable by us in connection with the offerings described in this registration statement. All expenses, other than the Securities and Exchange Commission Registration fee, are estimates.

Securities and Exchange Commission Registration Fee.........   $18,400
Accounting Fees and Expenses................................   $     *
Legal Fees and Expenses.....................................   $     *
Printing Expenses...........................................   $     *
Trustee's Fees and Expenses.................................   $     *
Rating Agencies Fees........................................   $     *
Miscellaneous Expenses......................................   $     *
                                                               -------
Total.......................................................   $     *
                                                               =======

---------------
* To be filed by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 31 of our Bye-laws provides that: (a) our directors and officers shall be indemnified from and against all actions, costs, charges, losses, damages and expenses which they shall incur by reason of any act done in connection with their duty as a director or officer of our company, (b) each director and officer of our company shall be indemnified out of our funds against all liabilities incurred by him as such a director or officer of our company in defending any proceedings in which judgment is given in his favor or he is acquitted or relieved from liability and (c) funds shall be advanced to each director or officer of our company on his or her incurring liability before judgment provided that should he or she be found guilty of a criminal or other offense for which he or she cannot by law be indemnified he shall reimburse us for the funds advanced.

     Section 32 of our Bye-laws provides that each shareholder agrees to waive any claim or right of action such shareholder might have against any director or officer on account of any action taken by such director or officer, or the failure of such director of officer to take any action in the performance of his or her duties with or for our company, provided that such waiver does not extend to any matter in respect of any fraud or dishonesty that may attach to such director or officer.

     Bermuda law provides that we may indemnify our directors and officers in their capacity as such in respect of any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to our company other than his or her own fraud or dishonesty.

     We have obtained a Directors and Officers Reimbursement Policy from Underwriters at Lloyd's, London that provides liability insurance for our directors and officers.

     We refer you to Item 17 of this registration statement for additional information regarding indemnification of directors and officers.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
  1.1*    Form of underwriting agreement for offering of debt
          securities.
  4.1**   Form of indenture.
  4.2*    Form of debt security (included in Exhibit 4.1).
  5.1*    Form of Opinion of Drinker Biddle & Reath LLP as to the
          legality of the securities.
 12.1*    Statement regarding computation of ratios of earnings to
          fixed charges.
 23.1*    Consent of Drinker Biddle & Reath LLP (included in Exhibit
          5.1).
 23.2**   Consent of KPMG.
 24.1**   Powers of Attorney (included with signature page).
 25.1**   Statement of Eligibility on Form T-1 under the Trust
          Indenture Act of 1939, as amended, of Citibank, N.A., as
          trustee under the indenture with respect to the debt
          securities.

---------------

* To be filed by amendment or as applicable to a particular offering of securities, as an exhibit to a Current Report on Form 8-K, pursuant to Regulation S-K, Item 601(b).

** Filed herewith.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions disclosed under Item 15 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly
authorized, on           , 2002.

                                          ANNUITY AND LIFE RE (HOLDINGS), LTD.

                                          By:     /s/ LAWRENCE S. DOYLE
                                            ------------------------------------
                                                    Lawrence S. Doyle
                                          President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lawrence S. Doyle and John F. Burke, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign any or all amendments and supplements to this registration statement on Form S-3 (including but not limited to post-effective amendments) and any subsequent registration statements to be filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (or any successor thereto), for the purpose of registering under the Securities Act and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

              /s/ LAWRENCE S. DOYLE                  President, Chief Executive Officer   March 1, 2002
 ------------------------------------------------    and Director (Principal Executive
                Lawrence S. Doyle                                 Officer)


                /s/ JOHN F. BURKE                    Chief Financial Officer (Principal   March 1, 2002
 ------------------------------------------------    Financial and Accounting Officer)
                  John F. Burke


             /s/ FREDERICK S. HAMMER                       Chairman and Director          March 1, 2002
 ------------------------------------------------
               Frederick S. Hammer


              /s/ ROBERT M. LICHTEN                     Deputy Chairman and Director      March 1, 2002
 ------------------------------------------------
                Robert M. Lichten

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----


                                                                  Director                March  , 2002
 ------------------------------------------------
                 Robert Clements


           /s/ MICHAEL P. ESPOSITO, JR.                           Director                March 1, 2002
 ------------------------------------------------
             Michael P. Esposito, Jr.


                                                                  Director                March  , 2002
 ------------------------------------------------
               Lee M. Gammill, Jr.


                  /s/ MARK GRIER                                  Director                March 1, 2002
 ------------------------------------------------
                    Mark Grier


                                                                  Director                March  , 2002
 ------------------------------------------------
                 Brian M. O'Hara


                                                                  Director                March  , 2002
 ------------------------------------------------
               Jerry S. Rosenbloom


                                                                  Director                March  , 2002
 ------------------------------------------------
                 Walter A. Scott


              /s/ JON W. YOSKIN, II                               Director                March 1, 2002
 ------------------------------------------------
                Jon W. Yoskin, II

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
  1.1*    Form of underwriting agreement for offering of debt
          securities.
  4.1**   Form of indenture.
  4.2*    Form of debt security (included in Exhibit 4.1).
  5.1*    Form of Opinion of Drinker Biddle & Reath LLP as to the
          legality of the securities.
 12.1*    Statement regarding computation of ratios of earnings to
          fixed charges.
 23.1*    Consent of Drinker Biddle & Reath LLP (included in Exhibit
          5.1).
 23.2**   Consent of KPMG.
 24.1**   Powers of Attorney (included with signature page).
 25.1**   Statement of Eligibility on Form T-1 under the Trust
          Indenture Act of 1939, as amended, of Citibank, N.A., as
          trustee under the indenture with respect to the debt
          securities.

---------------

* To be filed by amendment or as applicable to a particular offering of securities, as an exhibit to a Current Report on Form 8-K, pursuant to Regulation S-K, Item 601(b).

** Filed herewith.